Exhibit 99.1
Audited Combined Financial
Statements
HR Textron
For the Period Ended December 31, 2008

HR Textron
Audited Combined Financial Statements
For the Period Ended December 31, 2008
Contents

Report of Independent Registered Public Accounting Firm	1

Audited Combined Financial Statements

Combined Balance Sheet	2
Combined Statement of Operations	3
Combined Statement of Changes in Net Worth	4
Combined Statement of Cash Flows	5
Notes to Combined Financial Statements	7

Report of Independent Registered Public Accounting Firm
The Management of Textron Inc.
We have audited the accompanying combined balance sheet of HR Textron (a wholly owned business unit of Textron Inc., as described in Note 1)(the Business), as of December 31, 2008, and the related combined statements of operations, changes in net worth, and cash flows for the period from December 30, 2007 to December 31, 2008. These financial statements are the responsibility of the Business’ management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Business’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of HR Textron at December 31, 2008, and the combined results of its operations and its cash flows for the period from December 30, 2007 to December 31, 2008, in conformity with US generally accepted accounting principles.
March 13, 2009

HR Textron
Combined Balance Sheet

December 31
2008
(In thousands)
Assets
Current assets:
Cash and cash equivalents	$12
Accounts receivable, net of allowance for doubtful accounts of $100	30,043
Related party receivables	3,884
Inventories	69,065
Deferred income taxes	6,679
Other current assets	942

Total current assets	110,625

Property, plant, and equipment, net	26,539
Goodwill	33,314
Other assets	15

Total assets	$170,493

Liabilities and net worth
Current liabilities:
Accounts payable	$15,991
Related party payables	32
Customer deposits	951
Salaries, wages, and employee taxes	4,030
Reserve for price redeterminations	2,843
Reserve for loss contracts	1,550
Other current liabilities	4,039

Total current liabilities	29,436

Other postretirement benefits	2,119
Workers’ compensation insurance reserves	2,299
Other long-term liabilities	2,473

Total liabilities	36,327

Commitments and contingencies

Net worth:
Accumulated net investment and earnings	134,758
Accumulated other comprehensive loss	(592)

Total net worth	134,166

Total liabilities and net worth	$170,493

See notes to combined financial statements.

HR Textron
Combined Statement of Operations

December 30
2007 to
December 31
2008
(In thousands)

Revenues	$261,025

Cost, expenses, and other
Costs of sales	185,897
Research and development	13,540
Selling and administrative	32,310
Other expense	254

Total costs, expenses, and other	232,001

Income before income taxes	29,024

Income taxes	10,820

Net income	$18,204

See notes to combined financial statements.

HR Textron
Combined Statement of Changes in Net Worth

	Accumulated	Accumulated
	Net	Other
	Investment	Comprehensive	Total Net	Comprehensive
	And Earnings	Loss	Worth	Income
	(In thousands)

Balance at December 29, 2007	$113,597	$(857)	$112,740

Net income	18,204	—	18,204	$18,204
Postretirement benefit adjustments, net of income taxes of $384	—	265	265	265
Net transfers to Textron	2,957	—	2,957	—

Balance at December 31, 2008	$134,758	$(592)	$134,166	$18,469

See notes to combined financial statements.

HR Textron
Combined Statement of Cash Flows
For the Period from December 30, 2007 to December 31, 2008

December 30
2007 to
December 31
2008
(In thousands)
Operating activities
Net income	$18,204
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,930
Loss on disposal of property, plant, and equipment	57
Stock-based compensation	204
Deferred income taxes	(647)
Changes in assets and liabilities:
Accounts receivable	1,312
Related party receivables	(1,600)
Inventories	(9,572)
Other current and non-current assets	(395)
Accounts payable	(2,435)
Related party payables	76
Customer deposits	(300)
Other current and non-current liabilities	(304)

Net cash provided by operating activities	7,530

Investing activities
Capital expenditures	(5,136)

Net cash used in investing activities	(5,136)

Financing activities
Net transfers to Textron	(2,600)

Net cash used in financing activities	(2,600)

HR Textron
Combined Statement of Cash Flows (continued)

December 30
2007 to
December 31
2008
(In thousands)
Effect of exchange rate changes on cash and cash equivalents	$(16)

Net decrease in cash and cash equivalents	(222)
Cash and cash equivalents at beginning of period	234

Cash and cash equivalents at end of period	$12

Supplemental cash flow information
Cash paid during the period for:
Interest	$—

Income taxes	$—

See notes to combined financial statements.

HR Textron
Notes to Combined Financial Statements
For the Period Ended December 31, 2008
(In Thousands)
1. Summary of Significant Accounting Policies
Nature of Operations
HR Textron (HRT or the Business) is a wholly owned business unit of Textron Inc. (Textron), consisting of HR Textron Inc. and Cadillac Gage Textron Inc., both of which operate in Santa Clarita, California, and HR Textron – United Kingdom. HRT is an operating unit of Textron Systems, which is a segment of Textron Inc. HRT manufactures and sells aircraft and missile control actuators, valves, and related components, primarily to contractors as part of agreements with the United States Government, and also to commercial customers. HRT operates in five product lines: Precision Weapons Controls, Aircraft Controls, Servo Valves, Turret Controls, and Fuel and Pneumatics.
Basis of Presentation
The combined financial statements include the assets, liabilities, and results of operations attributable to HRT, including costs incurred by Textron’s shared services that are attributable to HRT’s operations. Central operating costs are allocated on the basis of direct usage or another reasonable basis when direct usage is not identifiable. See Note 2 for further discussion.
All significant transactions between HRT and other Textron businesses are included in these combined financial statements. The net amount of non-trade receivable from or payable to Textron is included in the combined balance sheet as a component of net worth. There are no terms of settlement or interest charges associated with the non-trade account balances. The net non-trade balance is primarily the result of HRT’s participation in Textron’s central cash management program, wherein all of HRT’s cash receipts in North America and Europe are pooled with those from other Textron businesses, and all cash disbursements are funded by Textron. All transactions with Textron are considered to be effectively settled for cash in the combined statement of cash flows at the time the transaction is recorded. Sales to Textron affiliates of $25,781, during the period from December 30, 2007 to December 31, 2008, are recorded on terms and provide margins similar to those with third parties. The financial information included herein may not reflect the operating results, financial position, and cash flows of HRT in the future, or had HRT been a separate, stand-alone entity for the periods presented.

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
1. Summary of Significant Accounting Policies (continued)
Use of Estimates
The combined financial statements have been prepared on the basis of accounting principles generally accepted in the United States (US GAAP). The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Some of the more significant estimates include the portion of costs incurred by Textron allocated to HRT, inventory valuation, allowance for losses on receivables, workers’ compensation accruals, actuarial assumptions for postretirement plans, warranty, and environmental reserves. Management’s estimates are based on the facts and circumstances available at the time estimates are made, historical experience, risk of loss, general economic conditions and trends, and management’s assessments of the probable future outcomes of these matters. Actual results could differ from such estimates. Estimates and assumptions are reviewed periodically and the effects of changes, if any, are reflected in the statement of operations in the period they are determined.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash and short-term, highly liquid investments with original maturities of three months or less.
Revenue Recognition
Revenue is generally recognized when products are delivered or services are performed. All shipping and handling costs are expensed as incurred and, recorded in cost of sales in the combined statement of operations.
Accounting for Contract Costs
HRT accounts for contract costs using the guidance provided in Emerging Issues Task Force (EITF) Issue 99-5, Accounting for Pre-Production Costs Related to Long-Term Supply Arrangements. EITF Issue 99-5 addresses whether design and development costs related to long-term supply arrangements should be expensed or capitalized. HRT primarily produces goods to customers’ specifications.

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
1. Summary of Significant Accounting Policies (continued)
All pre-production costs to design, develop, and test prototypes, in excess of buyer’s funding, are expensed as incurred. In the event costs are equal to or less than buyer’s funding levels, the costs are capitalized.
Costs incurred to produce deliverable hardware are inventoried. On customer programs where such costs exceed market value, inventory is written down to reflect market value. In addition, losses are recorded for outstanding purchase orders for materials procured specifically for such programs.
Accounts Receivable and Allowance for Doubtful Accounts
An allowance for doubtful accounts is maintained based on a variety of factors, including the length of time receivables are past due, economic conditions, and historical experience. Specific allowances for individual accounts are recorded when HRT becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the customer’s financial position. The allowance for doubtful accounts is adjusted as circumstances relating to the recoverability of receivables change. Receivables are written-off when deemed no longer collectible.
Inventories
Inventories are carried at the lower of cost or estimated net realizable value. We value our inventories using the first-in, first-out method.
Property, Plant, and Equipment
Property, plant, and equipment are recorded at cost and are depreciated using the straight-line method. Land improvements and buildings are depreciated over their estimated lives ranging from 7 to 40 years, while machinery and equipment are depreciated over 3 to 10 years. Expenditures for improvements that increase asset values and extend useful lives are capitalized.
Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the carrying value of the asset held for use exceeds the sum of the undiscounted expected future cash flows, the carrying value of the asset is generally written down to fair value. Fair value is determined using pertinent market information, including estimated future discounted cash flows.

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
1. Summary of Significant Accounting Policies (continued)
Fair Values of Financial Instruments
Fair values of accounts receivable and accounts payable approximate carrying value. Fair values of financial instruments are based upon estimates at the balance sheet date of the price that would be received in an orderly transaction between market participants. These estimates are subjective in nature, and involve uncertainties and significant judgment in the interpretation of current market data.  Accordingly, the fair values presented may differ from amounts we could realize or settle currently.
Goodwill
Management evaluates the recoverability of goodwill annually or more frequently if events or changes in circumstances, such as declines in sales, earnings, or cash flows, or material adverse changes in the business climate, indicate that the carrying value of a reporting unit might be impaired. The reporting unit represents the operating segment unless discrete financial information is prepared and reviewed by segment management for businesses one level below that operating segment (a component), in which case such component is the reporting unit. Goodwill is considered to be potentially impaired when the net book value of a reporting unit exceeds its estimated fair value.  Fair values are established primarily using a discounted cash flow methodology. The determination of discounted cash flows is based on the business’ strategic plans and long-range planning forecasts.
There was no change in the carrying amount of goodwill in the period December 30, 2007 to December 31, 2008.
Reserve for Price Redeterminations
Provisions for pricing allowances on contracts based on “Not to Exceed” pricing are recorded as a reduction of revenue in the same period the related sales are recorded. Provisions are recorded based on historical activity with similar contracts within the Business’ customer base.

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
1. Summary of Significant Accounting Policies (continued)
Stock-Based Compensation
HRT participates in Textron’s 2007 Long-Term Incentive Plan (the Plan). The Plan awards employees options to purchase Textron shares and restricted stock. Options granted to purchase shares have a maximum term of ten years, and generally vest ratably over a three-year period. Restricted stock unit awards granted generally vest one-third each in the third, fourth, and fifth year following the grant, and generally are paid in shares of common stock. For awards granted or modified in 2005 and prospectively, compensation costs for awards with only service conditions that vest ratably are recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award. The compensation expense that has been recorded in net income for HRT share-based compensation plans related to HRT employees for the period from December 30, 2007 to December 31, 2008 was $204. Share-based compensation costs are reflected primarily in selling and administrative expenses.
Retirement Benefit Plans
Textron has various defined benefit and defined contribution plans, in which HRT employees participate. Salaried and hourly employees in the US participate in the Textron Master Retirement Plan (TMRP). The business unit accounts for costs related to the TMRP as a multi-employer plan and, therefore, is not required to report a liability beyond the contributions currently due and unpaid to the Textron sponsored plan. As a consequence, no assets or liabilities relative to the TMRP have been included in the combined balance sheet. Employees of HRT’s UK operation participate in a similar plan that is also treated as a multi-employer plan.
In addition to the TMRP and the UK plan, there are unfunded supplemental benefit plans that cover certain US-based employees. Liabilities related to the supplemental plans are not included in HRT’s balance sheet, but are considered as liabilities to Textron, and are, therefore, part of net worth. Actuarial gains and losses are amortized on a straight-line basis over the remaining estimated service life of plan participants for defined benefit plans. The measurement date for all plans is Textron’s year end. See Note 5 for a description of the retirement plans and their application to these combined financial statements.

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
1. Summary of Significant Accounting Policies (continued)
Income Taxes
Income taxes, as presented, are calculated on a separate tax return basis, although HRT’s operations have historically been included in Textron’s US federal and state tax returns, or non-US jurisdiction tax returns. Textron’s global tax model has been developed based on its entire portfolio of businesses.
Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws. Valuation allowances are recognized to reduce deferred tax assets to the amount that is more likely than not to be realized.
Environmental Liabilities
Accruals for environmental matters are recorded on a site-by-site basis when it is probable that a liability has been incurred and the amount is reasonably estimable. Environmental liabilities are undiscounted, and do not take into consideration possible future insurance proceeds or significant amounts from claims against other third parties.
Engineering, Research, and Development
Internally and externally funded engineering, research, and development costs related to products that will be sold are expensed as incurred. Engineering, research, and development costs were $13,540 during the period from December 30, 2007 to December 31, 2008.
Concentrations of Credit Risks
Financial instruments that potentially subject HRT to significant concentrations of credit risk consist principally of accounts receivable. The carrying values of such instruments approximate their fair value due to their short-term nature.

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
1. Summary of Significant Accounting Policies (continued)
At December 31, 2008, two commercial customers accounted for approximately 36%, and the US Government accounted for approximately 11%, of gross accounts receivables. Credit risk with respect to accounts receivable is generally diversified due to the number of entities comprising HRT’s customer base and their overall creditworthiness.
Recently Announced Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, effective for financial statements issued for fiscal years beginning after November 15, 2007. FAS No. 157 replaces multiple existing definitions of fair value with a single definition, establishes a consistent framework for measuring fair value, and expands financial statement disclosures regarding fair value measurements. This statement applies only to fair value measurements that already are required or permitted by other accounting standards, and does not require any new fair value measurements. In February 2008, the FASB delayed until the first quarter of 2009, the effective date of FAS No. 157 for non-financial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis.
The adoption of FAS No. 157 in the first quarter of 2008 did not have a material impact on our financial position or results of operations. Our non-financial assets and liabilities that meet the deferral criteria include goodwill and property, plant, and equipment. We do not expect that the adoption of FAS No. 157 for these non-financial assets and liabilities will have a material impact on our financial position or results of operations.
Other new pronouncements issued but not effective until after December 31, 2008 are not expected to have a significant effect on our combined financial position or results of operations.
2. Services and Support Provided by Textron and Textron Systems Headquarters
The costs associated with projects, services, and support functions incurred by Textron’s and Textron Systems Headquarter’s (HQ) shared services have been charged to HRT using methodologies established by Textron. Cost allocations are based primarily on estimates of time or resources spent supporting the HRT business line, headcount, or revenue. The financial information included herein may not reflect the operating results, financial position, and cash flows of HRT in the future, or had HRT been a separate, stand-alone entity during the periods presented.

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
2. Services and Support Provided by Textron and Textron Systems Headquarters (continued)
Cost allocations included within selling and administrative expenses, were as follows:

	For the Period December 30, 2007 to December 31, 2008
		Allocated by
	Allocated by	Textron
	Textron	Systems HQ	Total
	(In thousands)
Oversight, strategy, and general management	$—	$1,487	$1,487
Human resources and benefits management	966	408	1,374
Information services	936	3,154	4,090
Manufacturing and supply chain	186	1,242	1,428
Corporate six sigma and transformation	208	583	791
Marketing and customer leadership	49	623	672
Engineering	—	604	604
Finance, audit, legal and other	825	607	1,432

	$3,170	$8,708	$11,878

3. Inventories

December 31
2008
(In thousands)

Raw materials	$37,661
Work in process	31,404
Finished goods	—

$69,065

Inventories are reported net of lower of cost or market reserves of $1,677 at December 31, 2008.

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
4. Property, Plant, and Equipment, Net
Property, plant, and equipment, net, is composed of the following:

December 31
2008
(In thousands)

Land and land improvements	$506
Buildings	8,808
Machinery, equipment, and software	53,963
Construction in progress	5,968

69.245

Less accumulated depreciation	(42,706)

$26,539

During the period from December 30, 2007 to December 31, 2008, HRT capitalized approximately $942 of internal-use software development costs.
5. Pension Benefits and Postretirement Benefits Other Than Pensions
Substantially all HRT employees are covered by Textron-sponsored defined benefit plans and/or defined contribution plans. A significant number of our US-based employees participate in the TMRP, which is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).
The TMRP is a defined benefit pension plan that includes a defined contribution component created in 2007 called the Retirement Account Plan (RAP), which covers a portion of participants in the TMRP. Under the RAP, participants may not make contributions to the plan, but are eligible to receive contributions from Textron of 2% of their eligible compensation. Participants in the RAP may receive pension benefits from the TMRP that are reduced by benefits received under the RAP.

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
5. Pension Benefits and Postretirement Benefits Other Than Pensions (continued)
HRT accounts for US-defined benefit pension costs related to the TMRP as a multi-employer plan. The combined financial statements of HRT include pension income of $386 for the period from December 30, 2007 to December 31, 2008 related to TMRP defined benefit costs and the supplemental plans described below. The income allocated by Textron includes the service cost for the active employees of HRT, and a pro-rata portion of the interest expense, expected return on assets, and amortization of gains and losses.
Several defined contribution plans also are sponsored by our various businesses. The largest such plan is the Textron Savings Plan, which is a qualified 401(k) plan subject to ERISA. The costs of the defined contribution plans amounted to approximately $2,339 for the period from December 30, 2007 to December 31, 2008.
We also provide postretirement benefits other than pensions for certain retired employees in the US, which include healthcare, dental care, Medicare Part B reimbursement, and life insurance benefits which are included in the “Other Postretirement Benefits” caption below.
In addition to the TMRP, certain US-based employees are eligible for supplemental pension benefit plans that are not separately funded. The amount recorded in net worth related to these supplemental benefits was $1,796 at December 31, 2008.
Funded Status of Other Postretirement Benefits Plans
The following summarizes the changes in the benefit obligation and in the fair value of plan assets, and provides a reconciliation of the funded status to the amounts recognized in the balance sheet, for the postretirement benefit plan, along with the assumptions used to determine benefit obligations for the portion of HRT’s postretirement benefit plans associated with HRT employees (outside of the TMRP and supplemental plans discussed above).

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
5. Pension Benefits and Postretirement Benefits Other Than Pensions (continued)

Postretirement
Benefits
Other
Than
Pensions
December 31
2008

Change in benefit obligation
Benefit obligation at December 29, 2007	$2,907
Service cost	—
Interest cost	167
Plan participants’ contributions	2
Actuarial gains	(305)
Benefits paid	(202)
Amendments	(155)

Benefit obligation at December 31, 2008	$2,414

Change in fair value of plan assets
Fair value of plan assets at December 29, 2007	—
Actual return on plan assets	—
Plan participants’ contributions	—
Benefits paid	—
Foreign exchange rate changes	—

Fair value of plan assets at December 31, 2008	—

Funded status at December 31, 2008	$2,414

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
5. Pension Benefits and Postretirement Benefits Other Than Pensions (continued)

Postretirement
Benefits
Other
Than
Pensions
December 31
2008

Statement of financial position
Non-current assets	$—
Current liabilities	(295)
Non-current liabilities	(2,119)

Amount recognized in the statement of financial position	(2,414)

Accumulated other comprehensive loss
Net actuarial loss	1,264
Net prior service cost	(288)

Total	$976

Weighted-average assumptions used to determine benefit obligations at December 31, 2008
Discount rate	6.25%

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
5. Pension Benefits and Postretirement Benefits Other Than Pensions (continued)
Components of Net Periodic Benefit Costs

Postretirement
Benefits
Other
Than
Pensions
December 31
2008

Service cost	$—
Interest cost	167
Expected return on plan assets	—
Amortization of prior service cost	(163)
Amortization of net loss	168

Net periodic benefit cost	$172

Weighted-average assumptions used to determine net periodic benefit cost
Discount rate	6.00%
Health care cost trend:
Initial medical rate	7.00%
Initial prescription drug rate	12.00%

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
5. Pension Benefits and Postretirement Benefits Other Than Pensions (continued)
Other Postretirement Benefits
For measurement purposes, HRT assumed an annual healthcare cost trend rate of 7% for covered healthcare benefits at December 31, 2008. The trend rate was assumed to decrease gradually to 5% in 2015, and remain at that level thereafter. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects on the amounts presented for HRT:

	One Percentage	One Percentage
	Point Increase	Point Decrease
	(In thousands)
Effect on total of service and interest cost components	$7	$(7)
Effect on postretirement benefit obligations other than pensions	118	(109)
Estimated Future Cash Flow Impact
The following benefit payments, which reflect expected future employee service, as appropriate, are expected to be paid. The benefit payments are based on the same assumptions used to measure related benefit obligations at December 31, 2008.

	Postretirement
	Benefit	Medicare
	Other Than	Part D
	Pensions	Subsidy
	(In thousands)

2009	$295	$(19)
2010	302	(19)
2011	306	(19)
2012	305	(19)
2013	302	(17)
2014 – 2018	1,405	(72)
6. Income Taxes
Historically, HRT’s operations have been included in Textron’s consolidated US federal and state income tax returns, or non-US jurisdictions tax returns. The provision for income taxes and related balance sheet items have been prepared and presented in the combined financial statements calculated on a separate return basis. The net amount of non-trade receivable from or payable to Textron is included in the combined balance sheet as a component of net worth.

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
6. Income Taxes (continued)
Income before income taxes is as follows:

December 30 2007 to December 31 2008
(In thousands)

United States	$28,104
Foreign	920

Total	$29,024

Income tax expense is summarized as follows:

December 30
2007 to
December 31
2008
(In thousands)
Current:
Federal	$9,188
State	2,221
Foreign	258

11,667

Deferred:
Federal	(670)
State	(177)
Foreign	—

(847)

Income tax expense	$10,820

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
6. Income Taxes (continued)
The following reconciles the federal statutory income tax rate to the effective income tax rate reflected in the combined statement of operations:

December 30 2007 to December 31 2008
(In percent)

Federal statutory income tax rate	35.0%
Increase (decrease) in taxes resulting from:
State income taxes	4.7
Manufacturing deduction	(1.9)
Research credit	(0.5)
Non-US tax rate differential	(0.2)
Other, net	0.2

Effective income tax rate	37.3%

HRT assessed the realization of its deferred tax assets and the need for a valuation allowance on a separate return basis, and excluded from that assessment any potential realization of those deferred tax assets by Textron. This assessment required judgment on the part of management with respect to benefits that could be realized from future taxable income, as well as other positive and negative factors influencing the realization of deferred tax assets.

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
6. Income Taxes (continued)
The tax effects of temporary differences that give rise to significant portions of HRT’s net deferred tax assets and liabilities were as follows:

December 31
2008
(In thousands)
Deferred tax assets:
Obligations of postretirement benefits	$978
Self-insured liabilities	1,572
Deferred compensation	766
Inventory	2,999
Warranty and product maintenance	1,147
Other, principally timing of other expense deductions	2,106

Total deferred tax assets	9,568

Deferred tax liabilities:
Property, plant, and equipment, principally depreciation	(3,044)

Total deferred tax liabilities	(3,044)

Net deferred tax asset	$6,524

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
6. Income Taxes (continued)
HRT’s operations in the UK were conducted as a division of a Textron subsidiary. All earnings of the division are included in the earnings of the separate Textron UK subsidiary, and as such, HRT does not have any unremitted earnings. If the earnings of the Textron UK foreign subsidiary were distributed, Textron would be the recipient of the distribution and become responsible for the tax.
HRT conducts business globally and, as a result, files numerous consolidated and separate income tax returns in the US federal jurisdiction and various state and foreign jurisdictions. In the normal course of business, HRT is subject to examination by taxing authorities throughout the world, including such major jurisdictions as the UK and the US. With few exceptions, HRT is no longer subject to US federal, state, and local, or non-US income tax examinations for years before 1998 in these major jurisdictions.
HRT has no unrecognized tax benefits. HRT does not believe that it is reasonably possible that estimates of unrecognized tax benefits will change significantly in the next 12 months. HRT recognizes net tax related interest and penalties in income tax expense in the combined statement of operations.
7. Commitments and Contingencies
HRT is subject to legal proceedings and other claims arising out of the conduct of its business, including proceedings and claims relating to private sector transactions, government contracts, production partners, product liability, employment, and environmental, safety, and health matters. Some of these legal proceedings and claims seek damages, fines, or penalties in substantial amounts or remediation of environmental contamination. On the basis of information presently available, HRT believes that these proceedings and claims will not have a material effect on the Business’ financial position or results of operations.

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
7. Commitments and Contingencies (continued)
Environmental Remediation
The Business’ accrued estimated environmental liabilities are based upon currently available facts, existing technology and presently enacted laws and regulations, and are subject to a number of factors and uncertainties. Accrued liabilities relate to disposal costs, US Environmental Protection Agency oversight costs, legal fees, and operating and maintenance costs for both currently and formerly owned or operated facilities. Circumstances that can affect the reliability and precision of the accruals include the identification of additional sites, environmental regulations, level of cleanup required, technologies available, number and financial condition of other contributors to remediation, and the time period over which remediation may occur. We believe that any changes to the accruals that may result from these factors and uncertainties will not have a material effect on the Business’ financial position or results of operations. Based upon information currently available, we estimate our potential environmental liabilities to be in the range of $480 to $2,102. As of December 31, 2008, environmental reserves of $795 have been recorded in other long-term liabilities to address these specific estimated potential liabilities. We estimate that these environmental remediation liabilities will likely be paid over the next five to ten years.
Leases
Rental expense approximated $881 for the period December 30, 2007 to December 31, 2008. Future minimum rental commitments for non-cancelable operating leases in effect at December 31, 2008 are $519 for 2009, $506 for 2010, $498 for 2011, $493 for 2012, $427 for 2013, and $3,262 thereafter.
8. Warranty Liabilities
HRT provides limited warranty programs, including parts and labor, for certain products on average for periods of two years. HRT estimates the costs that may be incurred under warranty programs and records a liability in the amount of such costs at the time the product revenue is recognized. Factors that affect this liability include the number of products sold, historical and anticipated rates of warranty claims, and cost per claim. HRT assesses the adequacy of recorded warranty liabilities periodically and adjusts the amounts as necessary.

HR Textron
Notes to Combined Financial Statements (continued)
(In Thousands)
8. Warranty Liabilities (continued)
Below is a rollforward of accrued warranty expense:

December 30
2007 to
December 31
2008

Accrual at beginning of period	$2,322

Provisions	1,309
Settlements	(797)
Foreign exchange and other	(6)

Accrual at end of period	$2,828

9. Subsequent Events
On February 27, 2009, Textron signed a binding agreement to sell HR Textron to Woodward Governor Company for approximately $365,000 in cash. The sale is expected to be completed within the next several months.